UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011 (May 25, 2011)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

                                                  (615) 614-4929
 (Registrant's telephone number, including area code)

                                                     Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 25, 2011, Healthways, Inc. (the “Company”) entered into a Master Services Agreement (the “Agreement”) with HP Enterprise Services, LLC (“HP”) pursuant to which the Company will outsource certain application development and technology infrastructure management services to HP.  Under the Agreement, HP will provide applications development and applications management services to the Company to further accelerate the development of the Company’s proprietary applications and infrastructure, including the further development and support of the Company’s EMBRACE® platform.

The initial term of the Agreement is ten years, commencing May 25, 2011.  The Company may elect to extend the Agreement for two additional periods of 18 months each by providing six months written notice to HP prior to the then-current expiration date of the Agreement.  The Company may terminate all or a portion of the Agreement for any reason after May 25, 2013, subject to the payment of certain termination charges and wind-down costs to HP.

The Company will pay HP for its services under the Agreement through a combination of fixed and variable charges, with the variable charges fluctuating based on the Company’s actual need for such services as well as the applicable service levels and statements of work.  The Company currently anticipates that it will pay approximately $380 million to HP in fees for services provided pursuant to the Agreement over the initial ten-year term.

On May 26, 2011, the Company issued a press release announcing it had entered into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure

On May 25, 2011, the Company entered into a Master Services Agreement (the “Agreement”) with HP Enterprise Services, LLC.  A summary of certain terms and conditions of the Agreement are set forth in Item 1.01 of this Form 8-K, and a press release announcing the Company had entered into the Agreement is attached as Exhibit 99.1 to this Form 8-K.

The Company has previously disclosed certain earnings guidance for 2011 in its press release dated April 25, 2011 filed as Exhibit 99.1 to its Current Report on Form 8-K dated April 25, 2011.  The Company is not making any revisions to such guidance as a result of the execution and delivery of the Agreement.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits:
Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  May 26, 2011

EXHIBIT INDEX

Exhibit 99.1	Press Release dated May 26, 2011